DOMINION RESOURCES, INC.
2005 INCENTIVE COMPENSATION PLAN

Effective May 1, 2005

    Purpose. To support a pay-for-performance compensation program, this Dominion Resources, Inc. 2005 Incentive Compensation Plan (the "Plan") is the primary component that ties compensation to the long-term performance of Dominion Resources, Inc. The Plan seeks to further the long-term stability and financial success of Dominion Resources, Inc. by attracting and retaining employees through the use of cash and stock incentives; rewarding employees for the achievement of certain performance goals that may be attached to the incentives; and further aligning the interests of employees with those of Dominion Resources, Inc. shareholders.
    Definitions. As used in the Plan, the following terms have the meanings indicated:
      ''Act'' means the Securities Exchange Act of 1934, as amended.
      ''Applicable Withholding Taxes'' means the aggregate amount of federal, state and local income and payroll taxes that an Employer is required to withhold in connection with any Performance Grant, any lapse of restrictions on Restricted Stock, dividends paid on Restricted Stock, any grant of Goal-Based Stock, or any exercise of a Nonstatutory Stock Option or Stock Appreciation Right.
      ''Change of Control'' means the occurrence of any of the following events:
        any person, including a ''group'' as defined in Section 13(d)(3) of the Act becomes the owner or beneficial owner of Dominion securities having 20% or more of the combined voting power of the then outstanding Dominion securities that may be cast for the election of Dominion's directors (other than as a result of an issuance of securities initiated by Dominion, or open market purchases approved by the Dominion Board, as long as the majority of the Dominion Board approving the purchases is also the majority at the time the purchases are made);
        as the direct or indirect result of, or in connection with, a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election, or any combination of these transactions, the persons who were directors of Dominion before the transactions cease to constitute a majority of the Dominion Board, or any successor's board, within two years of the last of the transactions; or

        with respect to a particular Participant, an event occurs with respect to the Employer that employs that Participant such that, after the event, the Employer is no longer a Dominion Company.
      ''Code'' means the Internal Revenue Code of 1986, as amended.
      ''Committee'' means the Organization, Compensation and Nominating Committee of the Dominion Board (or any successor Board committee designated by the Board to administer this plan), provided that, if any member of the Organization, Compensation and Nominating Committee does not qualify as both an outside director for purposes of Code section 162(m) and a non-employee director for purposes of Rule 16b-3, the remaining members of the committee (but not less than two members) shall be constituted as a subcommittee to act as the Committee for purposes of the Plan.
      ''Company Stock'' means common stock of Dominion. In the event of a change in the capital structure of Dominion (as provided in Section 15), the shares resulting from the change shall be deemed to be Company Stock within the meaning of the Plan.
      ''Date of Grant'' means the date on which the Committee grants an Incentive Award.
      ''Disability'' or ''Disabled'' means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and the determination shall be conclusive.
      ''Dominion Company'' means Consolidated Natural Gas, Inc., Virginia Electric and Power Company, Dominion Capital, Inc., Dominion Energy, Inc., Dominion Resources Services, Inc., or another corporation in which Dominion owns stock possessing at least 50% of the combined voting power of all classes of stock or which is in a chain of corporations with Dominion in which stock possessing at least 50% of the combined voting power of all classes of stock is owned by one or more other corporations in the chain.
      ''Dominion'' means Dominion Resources, Inc.
      ''Dominion Board'' means the Board of Directors of Dominion Resources, Inc.
      ''Employer'' means Dominion and each Dominion Company that employs one or more Participants.
      ''Fair Market Value'' means the average of the high and low prices of a share of Company Stock, as reported by Bloomberg or other financial reporting service selected by the Company, as of the last day on which Company Stock is traded preceding the Date of Grant or preceding any other date for which the value of Company Stock must be determined under the Plan.

      ''Goal-Based Stock'' means Company Stock awarded when performance goals are achieved pursuant to an award as provided in Section 8.
      ''Incentive Award'' means, collectively, a Performance Grant or the award of Restricted Stock, Goal-Based Stock, Option or Stock Appreciation Right under the Plan.
      ''Incentive Stock Option'' means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.
      ''Mature Shares'' means shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which the holder has held for at least six months.
      ''Nonstatutory Stock Option'' means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.
      ''Option'' means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.
      ''Participant'' means any employee of Dominion or a Dominion Company who receives an Incentive Award under the Plan.
      ''Performance Criteria'' means the performance of Dominion or any subsidiary, division, business unit or individual using one of the following measures, either on an operating or GAAP basis where applicable, and including measuring the performance of any of the following relative to a defined peer group of companies: total shareholder return; earnings (including on a per share basis); earnings growth rate (including on a per share basis); profitability; return on equity; return on capital; cash flow, including free cash flow; cost savings under the Six Sigma discipline, or other cost savings or process improvement goals; and capital expenditures.
      ''Performance Goal'' means an objectively determinable performance goal established by the Committee with respect to a given Performance Grant or grant of Restricted Stock that relates to one or more Performance Criteria.
      ''Performance Grant'' means an Incentive Award made pursuant to Section 6.
      ''Plan Year'' means January 1 to December 31.

      ''Restricted Stock'' means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 7.
      ''Rule 16b-3'' means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.
      "Stock Appreciation Right" means a right to receive Company Stock or cash from the Company granted under Section 10.
      ''Taxable Year'' means the fiscal period used by Dominion for reporting taxes on income under the Code.

3.  General. The following types of Incentive Awards may be granted under the Plan: Performance Grants, Restricted Stock, Goal-Based Stock, Options, or Stock Appreciation Rights. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4.  Stock.

      Subject to Section 15 of the Plan, there shall be reserved for issuance under the Plan an aggregate of fifteen million (15,000,000) shares of Company Stock, which shall be authorized but unissued shares. All of the shares of Company Stock that may be issued under this Plan may be issued upon the exercise of Options that qualify as Incentive Stock Options. No more than five million (5,000,000) shares may be issued as Restricted Stock, Goal-Based Stock or Performance Grants, provided that any shares of Restricted Stock, Goal-Based Stock or shares that are issuable under Performance Grants that are forfeited shall not count against this limit. No more than one million five hundred thousand (1,500,000) shares may be allocated to the Incentive Awards, including the maximum amounts payable under a Performance Grant, that are granted to any individual Participant during any single Taxable Year.
      Shares allocable to Options, Restricted Stock or portions thereof granted under the Plan that expire, are forfeited, or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. Any shares covered by a Stock Appreciation Right shall be counted as used only to the extent shares are actually issued to the Participant when the Stock Appreciation Right is exercised. The Committee is expressly authorized to make an Incentive Award to a Participant conditioned upon the surrender for cancellation of an Option granted under an existing Incentive Award, provided that, without prior shareholder approval, the Committees are expressly prohibited from repricing an Option if the exercise price of the new Option would be less than the exercise price of the Option under the existing Incentive Award surrendered for cancellation. In addition, any shares of Company Stock exchanged by a Participant as full or partial payment to the Company of the exercise price under an Option, any shares retained by the Company in satisfaction of a Participant's obligations to pay Applicable Withholding Taxes with respect to any Incentive Award and any shares of Company stock covered by an Incentive Award that is settled in cash shall be added to the shares available for Incentive Awards under the Plan. Reload Options issued on the exercise of an Option or otherwise are expressly prohibited.

      Upon approval of the Plan by shareholders, no additional grants of incentive awards may be made under the Dominion Resources, Inc. Incentive Compensation Plan or under the Dominion Resources, Inc. Leadership Stock Option Plan for Salaried Employees. At that time, all outstanding obligations under the Dominion Resources, Inc. Incentive Compensation Plan for payments of Company Stock, including Company Stock from reinvested dividends, related to the Dominion Resources, Inc. Executives' Deferred Compensation Plan shall be assumed by the Plan and shall be treated for purposes of Section 4(a) based on the nature of the original award.

5.  Eligibility.

      All present and future employees of Dominion or a Dominion Company (whether now existing or hereafter created or acquired) whom the Committee determines to have contributed or who can be expected to contribute significantly to Dominion or a Dominion Company shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 16, to select eligible employees to receive Incentive Awards and to determine for each employee the nature of the award and the terms and conditions of each Incentive Award.
      The grant of an Incentive Award shall not obligate an Employer to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

6.  Performance Grants.

      Each Performance Grant shall contain the Performance Goals for the award, including the Performance Criteria, the target and maximum amounts payable and any other terms and conditions as are applicable to the Performance Grant. The terms of a Performance Grant may be set in an annual bonus plan or other similar document. Each Performance Grant shall be granted and administered to comply with the requirements of Code section 162(m). The aggregate maximum cash amount payable under the Plan to any Participant in any Plan Year shall not exceed 0.5% of Dominion's consolidated operating income, before taxes and interest, as reported on its annual financial statements for the prior Plan Year. In the event of any conflict between a Performance Grant and the Plan, the terms of the Plan shall govern.
      The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Grants. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Performance Grant to Performance Grant and Plan Year to Plan Year. The Committee may increase, but not decrease, any Performance Goal during a Plan Year.

      The Committee shall establish for each Performance Grant the amount of cash or Company Stock payable at specified levels of performance, based on the Performance Goal for each Performance Criteria. Any Performance Grant shall be made not later than 90 days after the start of the period for which the Performance Grant relates and shall be made prior to the completion of 25% of the period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a Plan Year the amount of cash or Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments as provided in a Performance Grant.
      The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of a Performance Criteria to the Performance Goal as established in the Performance Grant. All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.
      Performance Grants will be paid in cash, Company Stock or both, at the time or times as are provided in the Performance Grant. A Performance Grant payable in cash may allow a Participant to elect to receive a payment in Company Stock that has a greater Fair Market Value than the cash award, and the Performance Grant may impose restrictions on the Company Stock issued under the election.
      Nothing contained in the Plan will be deemed in any way to limit or restrict any Employer or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
      A Participant who receives a Performance Grant payable in Company Stock shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Performance Grant. The Company Stock may be issued without cash consideration.
      A Participant's interest in a Performance Grant may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.
      Whenever payments under a Performance Grant are to be made in cash, the Employer will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant shall agree as a condition of receiving a Performance Grant payable in the form of Company Stock, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the Performance Grant so provides, the Participant may elect to have the Employer retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

7.  Restricted Stock Awards.

      The Committee may make grants of Restricted Stock to Participants. Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Participant stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice shall be the Grant Agreement between the Employer and the Participant. Restricted Stock may be awarded by the Committee in its discretion without cash consideration.
      The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (c) below shall lapse. Restrictions conditioned on employment and the passage of time shall not expire less than three years from the Date of Grant of the Restricted Stock except that up to one million (1,000,000) shares of Restricted Stock may be granted with a restriction of no less than one year. Restrictions conditioned on the achievement of Performance Goals or other performance conditions shall not expire less than one year from the Date of Grant. Notwithstanding the foregoing, the Committee may in its discretion, and without limitation, provide that restrictions will expire as a result of the Disability, death or retirement of the Participant or the occurrence of a Change in Control. The terms and conditions may include the achievement of a Performance Goal, which shall be governed by the provisions of Section 6 to the extent that the award is intended to comply with the requirements of Code section 162(m).
      No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on the shares as set forth in the Participant's Grant Agreement have lapsed or been removed.
      Upon the acceptance by a Participant of an award of Restricted Stock, the Participant shall, subject to the restrictions set forth in paragraph (c) above, have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote the shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall be held by Dominion until the restrictions lapse and upon request the Participant shall provide Dominion with appropriate stock powers endorsed in blank.
      Each Participant shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to the Participant. As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the grant so provides, the Participant may elect to have the Employer retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

      To the extent authorized by the Committee, a Participant may elect to not receive all or a portion of an annual cash incentive plan award and instead receive Restricted Stock in place of the designated cash award. The Committee shall determine which cash incentive plan awards are eligible for this election. The Committee may coordinate eligibility for the election with any share ownership guideline applicable to a Participant. The following provisions shall apply if an election is made under this paragraph (f).
        On the date the designated Incentive Award would otherwise be received, the Company shall issue Restricted Stock to the Participant in an amount equal to a predesignated percentage of the designated Incentive Award. The Restricted Stock will be valued based on the Fair Market Value of Company Stock.
        The restrictions on the Restricted Stock will lapse and the Restricted Stock will vest on the third anniversary of the date of grant of the Restricted Stock. The restrictions shall also lapse on the earlier of the Participant's death, disability or upon a Change of Control.

8.  Goal-Based Stock Awards.

      The Committee may make grants of Goal-Based Stock to Participants. Whenever the Committee deems it appropriate to grant Goal-Based Stock, notice shall be given to the Participant stating the number of shares of Goal-Based Stock granted and the terms and conditions to which the Goal-Based Stock is subject. This notice shall be the grant agreement between the Employer and the Participant.
      Goal-Based Stock may be issued pursuant to the Plan from time to time by the Committee when performance criteria established by the Committee have been achieved and certified by the Committee.
      The Committee shall establish the performance criteria for an award of Goal-Based Stock. More than one award of Goal-Based Stock may be established by the Committee for a Participant and the awards may operate concurrently or for varied periods of time. Goal-Based Stock will be issued only subject to the award and the Plan and consistent with meeting the goal or goals set by the Committee in the award. A Participant shall have no rights as a shareholder until the Committee has certified that the performance objectives of the Goal-Based Stock award have been met and the Goal-Based Stock is issued. Goal-Based Stock may be issued without cash consideration.
      A Participant's interest in a Goal-Based Stock award may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

      The Committee may at any time, in its sole discretion, remove or revise any and all performance criteria for an award of Goal-Based Stock.
      Each Participant shall agree at the time of receiving an award of Goal-Based Stock, and as a condition thereof, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the grant so provides, the Participant may elect to have the Employer retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

9.  Stock Options.

(a) The Committee may make grants of Options to Participants. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent, if any, to which associated Stock Appreciation Rights are granted, and the conditions to which the grant and exercise of the Options are subject. This notice shall be the stock option agreement.

(b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of the shares on the Date of Grant, except as provided in Section 15.

(c) Options may be exercised in whole or in part at the times as may be specified by the Committee in the Participant's stock option agreement; provided that no Option may be exercised after the expiration of eight (8) years from the Date of Grant and provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

(i) No Incentive Stock Option may be exercised after the first to occur of (x) eight years from the Date of Grant, (y) three months following the date of the Participant's retirement or termination of employment with all Employers for reasons other than Disability or death, or (z) one year following the date of the Participant's termination of employment on account of Disability or death.

(ii) An Incentive Stock Option by its terms shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the ''Limitation Amount''). Incentive Stock Options granted under the Plan and all other plans of any Employer shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose any conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

10.  Stock Appreciation Rights.

      Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of an Option to a Participant or in a separate Incentive Award.
      The following provisions apply to all Stock Appreciation Rights that are not granted in connection with Options:
        Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Right over (y) the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights. The Committee may not revise or amend a Stock Appreciation Right to reduce the Fair Market Value of Company Stock on the Date of Grant, except as provided in Section 15.
        A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right.

c    The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

        Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.
        Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

        Subject to any further conditions upon exercise imposed by the Committee, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and a Stock Appreciation Right shall expire no later than the date on which the related Option expires.
        The Stock Appreciation Right is only transferable when the related Options are otherwise transferable.
        A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.

d    The manner in which the Company's obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Incentive Award. The Incentive Award may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

11.  Method of Exercise of Options and Stock Appreciation Rights.

      Options and Stock Appreciation Rights may be exercised by the Participant giving written notice of the exercise to the Employer, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights the Participant has elected to exercise. In the case of the purchase of shares under an Option, the notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option so permit, the Participant may (i) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option, Applicable Withholding Taxes, (ii) deliver Mature Shares (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, or (iii) use any other methods of payment as the Committee, at its discretion, deems appropriate.
      Dominion may place on any certificate representing Company Stock issued upon the exercise of an Option or Stock Appreciation Right any legend deemed desirable by the Dominion's counsel to comply with federal or state securities laws, and Dominion may require a customary written indication of the Participant's investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

      Each Participant shall agree as a condition of the exercise of an Option or Stock Appreciation Right to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued upon the exercise of an Option.
      As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the Option or Stock Appreciation Rights agreement so provides, the Participant may elect to to have the Employer retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes. The shares of Company Stock retained may not exceed the amount of the Applicable Withholding Taxes.

12.  Transferability of Options and Stock Appreciation Rights. Nonstatutory Stock Options and Stock Appreciation Rights may be transferable by a Participant and exercisable by a person other than the Participant, but only to the extent specifically provided in the Incentive Award. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant.

13.  Effective Date of the Plan. The effective date of the Plan is May 1, 2005, subject to approval by the affirmative vote of the holders of a majority of the votes cast at the 2005 Annual Meeting of Dominion's shareholders. Until (i) the Plan has been approved by Dominion's shareholders, and (ii) the requirements of any applicable Federal or State securities laws have been met, no Restricted Stock or Goal-Based Stock shall be awarded that is not contingent on these events and no Option granted shall be exercisable.

14.  Termination, Modification, Change. If not sooner terminated by the Dominion Board, this Plan shall terminate at the close of business on the date after the 2011 Annual Meeting of shareholders of Dominion. No Incentive Awards shall be made under the Plan after its termination. The Dominion Board may amend or terminate the Plan in any respects as it shall deem advisable; provided that, if and to the extent required by the Code, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 15), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless the change is authorized by the shareholders of Dominion. Notwithstanding the foregoing, the Dominion Board may unilaterally amend the Plan and Incentive Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options and Performance Grants to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Incentive Award previously granted to him or her.

15.  Change in Capital Structure.

      In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which Dominion is the surviving corporation or other change in Dominion's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of Dominion), the number and kind of shares of stock or securities of Dominion to be subject to the Plan and to Options and Stock Appreciation Rights then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan (including the maximum limit on Incentive Stock Options, Incentive Awards, Restricted Stock, Goal-Based Stock and Performance Grants under Section 4), the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price of Options, the initial Fair Market Value of Company Stock under Stock Appreciation Rights, the terms of Incentive Awards and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option or Stock Appreciation Right, the Committee may adjust appropriately the number of shares covered by the Option or Stock Appreciation Right so as to eliminate the fractional shares.
      If Dominion is a party to a consolidation or a merger in which Dominion is not the surviving corporation, a transaction that results in the acquisition of substantially all of Dominion's outstanding stock by a single person or entity, or a sale or transfer of substantially all of Dominion's assets or if a Change of Control as defined in Section 2(c)(i) or (ii) otherwise occurs (a "Corporate Event"), then the Committee may take any actions with respect to outstanding Incentive Awards as the Committee deems appropriate.
      Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

16.  Administration of the Plan.

      The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:
        to prescribe, amend and rescind policies relating to this Plan, and to interpret the Plan, including defining terms not otherwise defined;
        to determine which persons will be Participants, to which of the Participants, if any, Incentive Awards shall be granted hereunder and the timing of any Incentive Awards;
        to grant Incentive Awards to Participants and determine the terms and conditions thereof, including the number of shares of Company Stock subject to Incentive Awards and the exercise or purchase price of the shares of Company Stock and the circumstances under which Incentive Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of Performance Goals, the occurrence of certain events, or other factors;

        to establish or verify the extent of satisfaction of any Performance Goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Incentive Award;
        to prescribe and amend the terms of the award agreements or other documents evidencing Incentive Awards made under this Plan (which need not be identical);
        to determine whether, and the extent to which, adjustments are required pursuant to Section 15;
        to interpret and construe this Plan, any policies under this Plan and the terms and conditions of any Incentive Award granted hereunder, and to make exceptions to any provisions for the benefit of the Company;
        to delegate any portion of its authority under the Plan to make Incentive Awards to an executive officer of Dominion, subject to any conditions that the Committee may establish, and to make all other determinations deemed necessary or advisable for the administration of this Plan.

Notwithstanding the foregoing, no ''tandem stock options'' (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards that were granted by that Committee so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that the consent will not be required if the amendment is for the purpose of complying with Rule 16b-3, Code section 409A or any other section or requirement of the Code applicable to the Incentive Award.

b.   The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

c.   A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

d.   The Committee may delegate the administration of the Plan to an officer or officers of the Company, and the administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Incentive Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Incentive Awards, to process or oversee the issuance of shares of Company Stock upon the exercise, vesting and/or settlement of an Incentive Award, to interpret the terms of Incentive Awards and to take any other actions as the Committee may specify, provided that in no case shall any administrator be authorized to grant Incentive Awards under the Plan. Any action by an administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any administrator, provided that the actions and interpretations of any administrator shall be subject to review and approval, disapproval or modification by the Committee.

17.  Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to Dominion-at the principal business address of Dominion to the attention of the Corporate Secretary of Dominion; and (b) if to any Participant-at the last address of the Participant known to the sender at the time the notice or other communication is sent.

18.  Interpretation. The Plan is intended to operate in compliance with the provisions of Securities and Exchange Commission Rule 16b-3 and to facilitate compliance with, and optimize the benefits from, Code section 162(m) and Code section 409A. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia.